UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 12, 2008

VUBOTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-28883	58-2212465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 Conway Forest Drive, Atlanta, Georgia 30327

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:    404-256-4916

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.  Bankruptcy or Receivership

On November 18, 2008, VuBotics, Inc. (the “Company”) filed a voluntary petition in the United States Bankruptcy Court for the Northern District of Georgia (the “Bankruptcy Court”) (Case Number 08-83616-jb) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).  The Company will continue to operate as a debtor in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.  The Company anticipates filing a plan of reorganization with the Bankruptcy Court in the near future.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective November 13, 2008, Philip E. Lundquist resigned as the Chief Executive Officer and as a director of the Company.  The Company thanks Mr. Lundquist for his service to the Company.

(c) Effective November 13, 2008, the Board of Directors (the “Board”) of the Company appointed Jules Stine as the Chief Executive Officer of the Company.  Mr. Stine currently serves as the Chief Operating Officer and the sole director of the Company.

Mr. Stine, age 71, has served as a reorganization consultant since 1991.  In this role he provides corporate restructuring and reorganization advisory services, including assisting clients with developing and implementing strategy, raising capital, analyzing internal control and financial management and executing mergers and acquisitions.  Mr. Stine currently serves as the Chief Operating Officer and a director of VuBotics, Inc.  Mr. Stine has served as an outside consultant and advisor to Brax Ltd., since 2000, and to the minority partners of Clear Channel Airports of Georgia since 2002.  His clients have included companies in such diverse industries as real estate, advertising, van conversion, textile and apparel manufacturing and retail.  Mr. Stine received a B.S. in Chemistry from the University of Georgia.

There are no arrangements or understandings between Mr. Stine and any other persons with respect to his appointment as the Chief Executive Officer of the Company.  There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party in which Mr. Stine, or any member of his immediate family, had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VuBotics, Inc.

By:	/s/ Jules Stine

Name: Jules Stine

Title: Chief Executive Officer

Date: December 12, 2008